Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Amendment No. 2 to Form S-4 of Intrexon Corporation of our report dated February 24, 2016, relating to the 2015 financial statements of ZIOPHARM Oncology, Inc. appearing in Intrexon Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus which is part of this Registration Statement.

/s/ RSM US LLP

Boston, Massachusetts
May 11, 2017